UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2019

Lyft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Berry Street, Suite 5000

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(844) 250-2773

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2019, Lyft, Inc. (the “Company”) announced that Lisa Blackwood-Kapral will join the Company as Chief Accounting Officer, effective immediately. Ms. Blackwood-Kapral will assume responsibility as principal accounting officer from Brian Roberts, who will continue his role as the Company’s Chief Financial Officer and principal financial officer.

Prior to joining the Company, Ms. Blackwood-Kapral, 51, was Vice President and Chief Accounting Officer at Shutterfly, Inc., a retailer and manufacturing platform for personalized products and communications, from August 2015 to July 2019, having previously served as Vice President and Controller from November 2013 to August 2015. Prior to her employment with Shutterfly, Ms. Blackwood-Kapral previously served as the Vice President and Controller for Stella & Dot, a jewelry and fashion accessory company, from March 2012 to October 2013. She was the Controller for Boudin Bakeries, Inc. from September 2011 to March 2012, and prior to that held various financial positions with The Gymboree Corporation, a children’s apparel retailer, and Best Buy Co., Inc., a provider of technology products, services and solutions. Ms. Blackwood-Kapral is a certified public accountant and holds a B.S. in Accounting from the University of Minnesota.

There are no arrangements or understandings between Ms. Blackwood-Kapral and any other persons pursuant to which she was selected as Chief Accounting Officer. There are also no family relationships between Ms. Blackwood-Kapral and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her employment with the Company, the Company and Ms. Blackwood-Kapral entered into an offer letter (the “Offer Letter”), dated as of June 19, 2019. Pursuant to the terms of the Offer Letter, Ms. Blackwood-Kapral’s base salary will be $315,000, with a one-time signing bonus of $100,000 that is subject to reimbursement in the event Ms. Blackwood-Kapral voluntarily terminates her employment with the Company within twelve months of the commencement of her employment. Ms. Blackwood-Kapral will also be granted restricted stock units covering shares of the Company’s Class A common stock with a grant date value of approximately $2,250,000 that will vest over four years as described in the Offer Letter and subject to the terms of the Company’s 2019 Equity Incentive Plan and the applicable restricted stock unit agreement. Ms. Blackwood-Kapral will also be eligible to become a participant in the Company’s Executive Change in Control and Severance Plan (“Change of Control Plan”), subject to her execution of a participation agreement under the Change of Control Plan, all as previously filed by the Company as an Exhibit to its registration statement on Form S-1 filed with the Securities and Exchange Commission on March 1, 2019 (“Form S-1”).

The Company intends to enter into its standard form of indemnification agreement with Ms. Blackwood-Kapral. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to its Form S-1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date: July 8, 2019	/s/ Brian Roberts
Brian Roberts
Chief Financial Officer